EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust of our reports dated May 23, 2025, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended March 31, 2025. We also consent to the references to us within the introductory note and under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 28, 2025

Appendix A

Trust	Fund Book	Fund	Period
GST	Short Duration, Government and Agency Fixed Income Funds	Goldman Sachs Enhanced Income Fund	April 1, 2024 - March 31, 2025

GST	Short Duration, Government and Agency Fixed Income Funds	Goldman Sachs Government Income Fund	April 1, 2024 - March 31, 2025

GST	Short Duration, Government and Agency Fixed Income Funds	Goldman Sachs Inflation Protected Securities Fund	April 1, 2024 - March 31, 2025

GST	Short Duration, Government and Agency Fixed Income Funds	Goldman Sachs Short Duration Government Fund	April 1, 2024 - March 31, 2025

GST	Short Duration, Government and Agency Fixed Income Funds	Goldman Sachs Short Duration Bond Fund	April 1, 2024 - March 31, 2025

GST	Short Duration, Government and Agency Fixed Income Funds	Goldman Sachs U.S. Mortgages Fund	April 1, 2024 - March 31, 2025

GST	Single Sector Fixed Income Funds	Goldman Sachs Emerging Markets Debt Fund	April 1, 2024 - March 31, 2025

GST	Single Sector Fixed Income Funds	Goldman Sachs High Yield Fund	April 1, 2024 - March 31, 2025

GST	Single Sector Fixed Income Funds	Goldman Sachs High Yield Floating Rate Fund	April 1, 2024 - March 31, 2025

GST	Single Sector Fixed Income Funds	Goldman Sachs Investment Grade Credit Fund	April 1, 2024 - March 31, 2025

GST	Single Sector Fixed Income Funds	Goldman Sachs Emerging Markets Credit Fund	April 1, 2024 - March 31, 2025

GST	Single Sector Fixed Income Funds	Goldman Sachs Short Duration High Yield Fund	April 1, 2024 - March 31, 2025

GST	Multi Sector Fixed Income Funds	Goldman Sachs Bond Fund	April 1, 2024 - March 31, 2025

GST	Multi Sector Fixed Income Funds	Goldman Sachs Core Fixed Income Fund	April 1, 2024 - March 31, 2025

GST	Multi Sector Fixed Income Funds	Goldman Sachs Dynamic Bond Fund	April 1, 2024 - March 31, 2025

GST	Multi Sector Fixed Income Funds	Goldman Sachs Global Core Fixed Income Fund	April 1, 2024 - March 31, 2025

GST	Multi Sector Fixed Income Funds	Goldman Sachs Income Fund	April 1, 2024 - March 31, 2025

GST	Municipal Fixed Income Funds	Goldman Sachs Dynamic Municipal Income Fund	April 1, 2024 - March 31, 2025

GST	Municipal Fixed Income Funds	Goldman Sachs High Yield Municipal Fund	April 1, 2024 - March 31, 2025

GST	Municipal Fixed Income Funds	Goldman Sachs Short Duration Tax-Free Fund	April 1, 2024 - March 31, 2025

GST	Municipal Income Completion Fund	Goldman Sachs Municipal Income Completion	April 1, 2024 - March 31, 2025

GST	Short-Term Conservative Income Fund	Goldman Sachs Short-Term Conservative Income Fund	April 1, 2024 - March 31, 2025